Exhibit 10.9.2

SECOND AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 5th day of January, 2015, by and between SILICON VALLEY BANK (“Bank”) and OOMA, INC., a Delaware corporation (“Borrower”) whose address is 1880 Embarcadero Road, Palo Alto, California 94303.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 17, 2012, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of July 21, 2014 (as the same may be further amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 2013 and 2014 Audited Financial Statements. Notwithstanding the requirements of Section 6.2(c) of the Loan Agreement to the contrary, Borrower shall deliver to Bank, on or before February 28, 2015, its audited financial statements (i) for the fiscal year ended January 31, 2013, and (ii) for the fiscal year ended January 31, 2014.

2.2 Section 2.4 (Fees). Section 2.4(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a) Pro-Rated Commitment Fee; Anniversary Fee. A fully earned, non-refundable commitment fee of Twenty Thousand Dollars ($20,000) is due to Bank on the First Amendment Closing Date (provided, however, that this fee will be pro-rated based on the number of days remaining from and after December 17, 2014 until the first (1st) anniversary date of the First Amendment Closing Date (the “Pro-Rated Commitment Fee”)), and an additional fully-earned, non-refundable anniversary fee of Twenty-Four Thousand Dollars ($24,000) is due to Bank upon the first (1st) anniversary date of the First Amendment Closing Date;”

2.3 Section 5.2 (Collateral). The Loan Agreement is amended by deleting the words “One Hundred Fifty Thousand Dollars ($150,000)” appearing in Section 5.2 and inserting in lieu thereof the words “Five Hundred Thousand Dollars ($500,000)”.

2.4 Section 5.4 (Litigation). The Loan Agreement is amended by deleting the words “One Hundred Thousand Dollars ($100,000)” appearing in Section 5.4 and inserting in lieu thereof the words “Five Hundred Thousand Dollars ($500,000)”.

2.5 Section 6.2(a) (Monthly Financial Statements). The Loan Agreement is amended by deleting the words “forty (40)” appearing in Section 6.2(a) and inserting in lieu thereof the words “forty-five (45)”.

2.6 Section 6.2(b) (Monthly Compliance Certificate). The Loan Agreement is amended by deleting the words “forty (40)” appearing in Section 6.2(b) and inserting in lieu thereof the words “forty-five (45)”.

2.7 Section 6.2(d) (Annual Projections). The Loan Agreement is amended by inserting the words “and at least annually” immediately after the words “after the approval thereof by Borrower’s Board of Directors” appearing in Section 6.2(d) thereof.

2.8 Section 6.2(e) (SaaS Metrics). The Loan Agreement is amended by deleting the words “forty (40)” appearing in Section 6.2(e) and inserting in lieu thereof the words “forty-five (45)”.

2.9 Section 6.2(h) (Legal Action Notice). The Loan Agreement is amended by deleting the words “One Hundred Thousand Dollars ($100,000)” appearing in Section 6.2(h) and inserting in lieu thereof the words “Five Hundred Thousand Dollars ($500,000)”.

2.10 Section 6.3 (Inventory; Returns). The Loan Agreement is amended by deleting the words “One Hundred Fifty Thousand Dollars ($150,000)” appearing in Section 6.3 and inserting in lieu thereof the words “Five Hundred Thousand Dollars ($500,000)”.

2.11 Section 6.5(b) (Insurance). The Loan Agreement is amended by deleting the words “One Hundred Thousand Dollars ($100,000)” appearing in Section 6.5(b) and inserting in lieu thereof the words “Five Hundred Thousand Dollars ($500,000)”.

2.12 Section 6.6 (Operating Accounts). Section 6.6 is amended in its entirety and replaced it with the following:

“6.6 Operating Accounts.

(a) Maintain all of its and all of its Subsidiaries’ operating, depository and securities accounts with Bank and Bank’s Affiliates. Notwithstanding the foregoing, Borrower shall be permitted to maintain deposit accounts located outside the United States so long as the aggregate amount of funds in all such accounts does not exceed the Dollar Equivalent of One Hundred Thousand Dollars ($100,000) on average per day during each month (the “Foreign Accounts”). In addition to the foregoing, after the occurrence of an Initial Public Offering, Borrower may maintain securities accounts with banks and/or financial institutions (other than Bank and Bank’s Affiliates) described on the Perfection Certificate so long as (i) the aggregate amount of funds in all such accounts does not exceed seventy-five percent (75%) of the dollar value of Borrower’s, its Subsidiaries’, and its parent’s accounts at all financial institutions, and (ii) Borrower, in its own name, maintains cash and investments in accounts with Bank and Bank’s Affiliates in an amount equal to or greater than the Commitment Amount (the “Outside Accounts” and together with the Foreign Accounts, collectively, the “Permitted Accounts”).

(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) the Permitted Accounts, or (ii) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

2.13 Section 6.8 (Protection and Registration of Intellectual Property Rights). The Loan Agreement is amended by renaming Section 6.8 as “Protection and Registration of Intellectual Property Rights” and inserting the following new subsection (c) to appear at the end of Section 6.8 thereof:

“(c) Prior to the occurrence of the IP Release Event, to the extent not already disclosed in writing to Bank, if Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall immediately provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. Prior to the occurrence of the IP Release Event, if Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least five (5) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Prior to the occurrence of the IP Release Event, Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.”

2.14 Section 6.10 (Access to Collateral; Books and Records). The last sentence set forth in Section 6.10 is amended in its entirety and replaced it with the following:

“Borrower hereby acknowledges and agrees that the Initial Audit will be completed no later than February 28, 2015.”

2.15 Section 7.2 (Changes in Business, Management, Ownership, or Business Locations). The Loan Agreement is amended by deleting each reference to “One Hundred Fifty Thousand Dollars ($150,000)” appearing in Section 7.2 and inserting in lieu thereof the words “Five Hundred Thousand Dollars ($500,000)”.

2.16 Section 7.7 (Distributions; Investments). The Loan Agreement is amended by deleting the words “One Hundred Thousand Dollars ($100,000)” appearing in Section 7.7 and inserting in lieu thereof the words “Five Hundred Thousand Dollars ($500,000)”.

2.17 Section 7.9 (Subordinated Debt). Section 7.9 of the Loan Agreement is amended by inserting the following at the end thereof:

“Notwithstanding anything to the contrary contained herein or in any other Loan Document, Borrower may make payments and prepayments at any time and from time to time under the Mezzanine Loan Agreement in its sole discretion.”

2.18 Section 8.3 (Investor Abandonment). Section 8.3 is amended in its entirety and replaced with the following:

“8.3 Investor Abandonment. The Bank determines in its good faith business judgment that there is a lack of Investor Support, or Investor Support ceases to be provided to Borrower for any reason.”

2.19 Section 8.6 (Other Agreements). Section 8.6 is amended in its entirety and replaced with the following:

“8.6 Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties (other than the Mezzanine Loan Agreement), (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); or (b) any breach or default by Borrower or Guarantor, the result of which could have a material adverse effect on Borrower’s or any Guarantor’s business;”

2.20 Section 8.7 (Judgments; Penalties). The Loan Agreement is amended by deleting the words “Two Hundred Thousand Dollars ($200,000)” appearing in Section 8.7 and inserting in lieu thereof the words “Five Hundred Thousand Dollars ($500,000)”.

2.21 Section 10 (Notice). The Loan Agreement is amended by deleting the words “Email: Eric.Stanggooma.com” appearing in Section 10 and inserting in lieu thereof the words “Email: Eric.Stang@ooma.corn”.

2.22 Section 12.9 (Confidentiality). The second paragraph of Section 12.9 is amended in its entirety and replaced with the following:

“Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive termination of this Agreement.”

2.23 Section 12.17 (Release of Intellectual Property). The Loan Agreement is amended by inserting the following new provision to appear as Section 12.17 (Release of Intellectual Property) thereof:

“12.17 Release of Intellectual Property. Upon the occurrence of the IP Release Event, provided that no Event of Default exists, the Collateral set forth in Exhibit A hereto shall be deemed amended to simultaneously replace Exhibit A hereto in its entirety and inserting in lieu thereof Exhibit C attached hereto. Borrower has granted to the Bank a continuing security interest in the assets described in Exhibit C at all times hereunder. At Borrower’s sole cost and expense, upon the occurrence of the JP Release Event, provided that no Event of Default exists, Bank shall execute and deliver to Borrower all releases, amendments, terminations, and other instruments as may be necessary or proper to release its Liens in the Intellectual Property of Borrower, granted herein, including, without limitation, UCC financing termination statements and appropriate filings with the U.S. Copyright Office or the U.S. Patent and Trademark Office.”

2.24 Section 13 (Definitions). The following provision appearing as clause (a) in the definition of Permitted Indebtedness set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(a) Borrower’s Indebtedness to Bank under this Agreement, the Mezzanine Loan Agreement, and the other Loan Documents;”

2.25 Section 13 (Definitions). The following provision appearing as clause (e) in the definition of Permitted Indebtedness set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(e) Indebtedness to banks and other financial institutions (other than Bank or Bank’s Affiliates) under credit card merchant services agreements arising in the ordinary course of Borrower’s business in an aggregate principal amount not to exceed Six Hundred Thousand Dollars ($600,000);”

2.26 Section 13 (Definitions). The following provision appearing as clause (g) in the definition of Permitted Investments set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(g) Investments (i) by Borrower in Subsidiaries not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year and (ii) by Subsidiaries in other Subsidiaries or in Borrower;”

2.27 Section 13 (Definitions). The following provision appearing as clause (a) in the definition of Permitted Liens set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement, the Mezzanine Loan Agreement, and the other Loan Documents;”

2.28 Section 13 (Definitions). The following provision appearing as clause (c) in the definition of Permitted Liens set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(c) purchase money Liens and capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”

2.29 Section 13 (Definitions). The following provisions appearing as clauses (k)-(m) in the definition of Permitted Liens set forth in Section 13.1 are amended in their entirety and replaced with the following:

“(k) Liens in the form of security deposits maintained in China in favor of Borrower’s manufacturers and suppliers located in China to secure Borrower’s ongoing purchase obligations with such manufacturers and suppliers provided that the aggregate amount of such security deposits outstanding at anytime does not exceed One Million Two Hundred Thousand Dollars ($1,200,000);

(1) Liens in favor of banks or other financial institutions (other than Bank or Bank’s Affiliates) on cash secured deposits in an aggregate amount not to exceed Six Hundred Thousand Dollars ($600,000) to secure Indebtedness under credit card merchant services agreements arising in the ordinary course of Borrower’s business and referenced in clause (e) of the definition of Permitted Indebtedness; and

(m) Liens in the form of security deposits in favor of Borrower’s landlords, provided that the aggregate amount of such security deposits outstanding at any time does not exceed Three Hundred Thousand Dollars ($300,000).”

2.30 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

‘‘‘‘Collateral” is any and all properties, rights and assets of Borrower described on (a) prior to the occurrence of the IP Release Event, Exhibit A, and (b) on and after the occurrence of the IP Release Event, Exhibit C.”

‘‘‘‘Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the Warrant, any Bank Services Agreement, the IP Security Agreement (but only prior to the IP Release Event), any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

“Revolving Line” is an aggregate principal amount equal to Twelve Million Dollars ($12,000,000).

2.31 Section 13 (Definitions). The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

‘‘‘‘2015 Effective Date” means January 5, 2015.”

“Commitment Amount” means the sum of (a) (i) the aggregate outstanding principal balance of any Advances, plus (ii) the unused Availability Amount, plus (b) (i) the Maximum Term Loan Amount (as defined in the Mezzanine Loan Agreement), less (ii) dollar-for-dollar, the principal portion of any Term Loan Advances (as defined in the Mezzanine Loan Agreement) repaid by Borrower to Bank.

‘‘‘‘Foreign Accounts” is defined in Section 6.6(a).”

‘‘‘‘Initial Public Offering” is the initial, underwritten offering and sale of Borrower’s common stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended.”

‘‘‘‘Investor Support” means it is the clear intention of Borrower’s investors to continue to fund Borrower in the amounts and timeframe necessary to enable Borrower to satisfy the Obligations as they become due and payable.”

“IP Release Event” means, provided no Event of Default exists, confirmation by Bank that an Initial Public Offering has occurred.”

‘‘‘‘IP Security Agreement” means that certain Intellectual Property Security Agreement executed and delivered by Borrower to Bank dated as of the 2015 Effective Date, as may be amended, modified or restated from time to time.”

‘‘‘‘Mezzanine Loan Agreement” means that certain Mezzanine Loan and Security Agreement between Borrower and Bank dated as of the 2015 Effective Date, as may be amended, modified or restated from time to time.”

‘‘‘‘Outside Accounts” is defined in Section 6.6(a).”

“Permitted Accounts” is defined in Section 6.6(a).”

2.32 Exhibit A (Collateral Description). The Loan Agreement shall be amended by substituting the Collateral description appearing on Exhibit A thereto for the Collateral description on Schedule 1 hereto. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Loan Documents, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

2.33 Exhibit B (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 2 attached hereto.

2.34 Exhibit C (Collateral Description). The Loan Agreement shall be amended by adding a new Exhibit C to the Loan Agreement, attached as Schedule 3 hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of, its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, or (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 21, 2014 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof, except as set forth on Schedule 4 hereto.

6. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of (i) a commitment fee in the amount of Two Thousand Dollars ($2,000.00), and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

SILICON VALLEY BANK		OOMA, INC.

By:	/s/ Julian Nash	By:	/s/ Spencer Jackson

Name:	Julian Nash	Name:	Spencer Jackson

Title:	Vice President	Title:	VP and General Counsel

Schedule 1

EXHIBIT A — COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Schedule 2

EXHIBIT B — COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM OOMA, INC.

The undersigned authorized officer of OOMA, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements with Compliance Certificate (“CC”)	Monthly within 45 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 210 days*	Yes No

SaaS Metrics	Monthly within 45 days	Yes No

Annual projections	Within 7 days of Board approval and at least annually	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

*FYE 2013 and 2014 audited financial statements due on 2/28/2015.

The following Intellectual Property was registered (or a registration application submitted) after the 2015 Effective Date (if no registrations, state “None”):

Financial Covenant	Required	Actual	Complies
Minimum Registered

Maintained as indicated:

As of the last day of each fiscal quarter, minimum cumulative registered subscribers for such quarter of at least the following amounts:

Quarter ending April 30, 2014	480,700		Yes No

Quarter ending July 31, 2014	510,700		Yes No

Quarter ending October 31, 2014	540,700		Yes No

Quarter ending January 31, 2014	570,700		Yes No

Quarter ending April 30, 2015	95% of actual cumulative registered subscribers for the fiscal quarter-ending January 31, 2015 plus 30,000		Yes No

Quarter ending July 31, 2015	Actual minimum cumulative registered subscribers for the fiscal quarter-ending April 30, 2015 plus 30,000		Yes No

Quarter ending October 31, 2015	Actual minimum cumulative registered subscribers for the fiscal quarter-ending July 31, 2015 plus 30,000		Yes No

B-2

Quarter ending January 31, 2015	Actual minimum cumulative registered subscribers for the fiscal quarter-ending October 31, 2015 plus 30,000	Yes No

Quarter ending April 30, 2016 and each quarter thereafter	95% of actual cumulative registered subscribers for the fiscal quarter-ending January 31, 2016 plus 30,000	Yes No

The following financial covenant analysis is true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower as a result of any equity financing closings and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note”):

OOMA, INC.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

B-3

Schedule 3

EXHIBIT C —COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license as elements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any Intellectual Property, URLs or domain names; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property, URLs or domain names. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property, URLs or domain names is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, URLs or domain names, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property, URLs or domain names to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property, URLs or domain names.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

Schedule 4

PERFECTION CERTIFICATE UPDATES

The following Sections of the Perfection Certificate are hereby modified as set forth below. All other sections of the Perfection Certificate remain unmodified and in full force and effect.

2. EQUITY-RELATED MATTERS. A summary capitalization table as of January 31, 2014 is attached hereto as Exhibit A.

3. PARENT/SUBSIDIARIES OF THE COMPANY

a. The legal name of each subsidiary and parent of the Company is as follows. (A “parent” is an entity directly owning more than 50% of the outstanding capital stock of the Company. A “subsidiary” is an entity, 50% or more of the outstanding capital stock of which is directly owned by the Company.)

Name	Subsidiary	Fed. Employer ID
Talk atone, LLC	Sub X Parent ☐	47-1237768
Sub ☐ Parent ☐
Sub ☐ Parent ☐

b. The following is a list of the respective jurisdictions and dates of formation of the parent and each subsidiary of the Company:

Name	Jurisdiction	Date of Formation
Talkatone, LLC	Delaware	April 29, 2014

4. LOCATIONS OF COMPANY AND ITS SUBSIDIARIES

c. The following are the names and addresses of all warehousemen, baileys, or other third parties who have possession of any of the Company’s inventory, equipment, or other property or that of its subsidiaries:

Name and complete mailing address of third party	Description of assets held with third party including estimated FM	Name of Company Subsidiary
MiTEC International Corp 200 Wen Hua 2nd Road Key San Hsiang Taoyuan, Taiwan	Inventory: Est FM = $1,700k	Ooma, Inc.

S.Z. Hualin Electronic Precision Technology Co. Ltd. 4 Tian Cheng Rd Dalang Town, Bao An District Shenzhen,P.R.C.	Inventory; est FMV = $400k	Ooma, Inc.

FedEx Trade Networks Transport & Brokerage, Inc. 50 Cypress Ln Brisbane, CA 94005	Inventory; est FMV = $5,670k	Ooma, Inc.

Universal Network Group 35 New Road Belize City, Belize	Inventory; est FMV = $144k	Ooma, Inc.

Equinix 255 Caspian Dr. Sunnyvale, CA 94089	Server equipment; est FMV = $200k	Ooma, Inc.

KENMEC Technology Inc. No. 2 East Taihu Road. Wangshan Industry Park Wuzhong District Suzhou, China	Inventory; est FMV = $316k	Ooma, Inc.

Han Electronic &Marketing Inc 8F,-1, No.59, Sec. 1, Zhonghue Rd Zhongzheng Dist Taipei City 10042 Taiwan	Inventory; est FMV = $171k	Ooma, Inc.

5. SPECIAL TYPES OF COLLATERAL.

a. An updated copy of Schedule 5(a) is attached hereto as Exhibit B.

b. As of December 26, 2014 the Company no longer maintains a depository account at Bridge Bank.

Schedule 4-2